Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-202757) of TerraForm Power, Inc. of our report dated March 30, 2015, with respect to the consolidated financial statements of First Wind Operating Entities, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 30, 2015